EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-111478, 333-112373, 333-106912, 333-82910 and 333-69744) and Form S-8 (Nos. 2-68488, 33-12453, 33-13577, 33-30884, 33-39265, 333-00567, 333-69445, 333-69441, 333-37276, 333-37278, 333-103433 and 333-103435) of Kulicke and Soffa Industries, Inc. of our report dated November 18, 2004 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

December 14, 2004